Exhibit 10.1

EVI INDUSTRIES, INC.

2015 EQUITY INCENTIVE PLAN

(As Amended)

1. Purpose . The purposes of the EVI Industries, Inc. 2015 Equity Incentive Plan (the “Plan”) are to attract, retain and motivate directors, officers and other employees and consultants of EVI Industries, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company, to encourage ownership by them of stock of the Company and to align their interests with those of stockholders in the creation of long-term value.

2. Definitions . For purposes of the Plan, the following terms shall be defined as follows:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Annual Limit” shall have the meaning specified in Section 6(b).

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Awards, or other awards determined by the Committee.

“Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Control” of the Company shall be deemed to have occurred when:

(a) any Person (other than any Person Beneficially Owning, directly or indirectly, more than twenty percent (20%) of the outstanding shares of Stock on the Effective Date, or any of their respective Affiliates or Associates (collectively, an “Effective Date Control Person”), and other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any individual or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the then outstanding shares of Stock or the Combined Voting Power of the Company,

(b) the majority of the Board is not composed of (i) individuals who constitute the Board on the Effective Date and (ii) individuals who became a director of the Company after the Effective Date (other than directors who are representatives or nominees of an Acquiring Person) and whose election or nomination was approved by a vote or consent of at least a majority of the directors of the Company then still in office who were either directors of the Company on the Effective Date or whose election or nomination was previously so approved, or

(c) the Company consummates (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which Persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the then outstanding shares of Stock or the Combined Voting Power of the Company, Surviving Entity (as defined in Section 17) or any Parent of such Surviving Entity, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company (in each case, unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), provided, however, that to the extent required for purposes of compliance with Code Section 409A, a Change in Control of the Company shall not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder), with respect to the Company.

“Change in Control Price” means the price per share of Stock paid in any transaction related to a Change in Control of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Combined Voting Power” means the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.

“Committee” means the committee appointed by the Board to administer the Plan, which shall consist solely of two or more “Outside Directors” in accordance with Code Section 162(m), or solely of two or more “Non-Employee Directors,” in accordance with Rule 16(b)-3 of the Exchange Act.

“Covered Employee” means, for a given fiscal year of the Company, any Participant whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Code Section 162(m).

“Effective Date” means the date specified in Section 20(k).

“Eligible Individuals” means the individuals described in Section 6(a) who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, as of a date of determination, the closing sales price for such Stock (or the closing bid, if no sales were reported) on the NYSE MKT or any other established stock exchange or quotation system, as applicable, on such date of determination (or the last market trading day prior to such date of determination if such date of determination is not a trading day), as reported in the Wall Street Journal or such other source as the Board deems reliable. If the Fair Market Value cannot be determined pursuant to the foregoing, then the Fair Market Value shall be determined by the Board in good faith. Fair Market Value relating to the exercise price or base price of any Non-409A Stock Option or SAR shall conform to requirements under Code Section 409A.

“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. For purposes of the Plan, Stock Options, SARs, and Restricted Stock are intended to be Non-409A Awards.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Code Section 422 and is not otherwise designated by the Committee as a non-qualified stock option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Parent” means any corporation which is a “parent corporation” within the meaning of Code Section 424(e) with respect to the relevant entity.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Award” means an award granted pursuant to Section 13.

“Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Performance Award.

“Person” means any individual, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

“Section 424 Employee” means an employee of the Company or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Stock Options in a transaction to which Code Section 424(a) applies.

“Stock” means the Common Stock, par value $0.025 per share, of the Company.

“Stock Appreciation Right” or “SAR” means an Award to receive all or some portion of the appreciation on shares of Stock granted to an Eligible Individual pursuant to Section 9.

“Stock Award” means an Award of shares of Stock granted to an Eligible Individual pursuant to Section 12.

“Stock Option” means an Award to purchase shares of Stock granted to an Eligible Individual pursuant to Section 8.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Code Section 424(f) with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

“Substitute Award” means an Award granted upon assumption of, or in substitution or resubstitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or Stock.

3. Administration of the Plan.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to (i) select Participants from the Eligible Individuals, (ii) make Awards in accordance with the Plan, (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) determine the terms and conditions of each Award, including, without limitation, those related to vesting, performance goals, exchange, surrender, cancelation, termination, forfeiture, acceleration, payment, price or other consideration, and exercisability, and the effect, if any, of a Participant’s cessation of employment with the Company, or, subject to Section 17, of a Change in Control, on the outstanding Awards granted to such Participant, and including, without limitation, the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, including the authority to re-price previously granted Stock Options or SARs and/or substitute new Awards for previously granted Awards, which previously granted Awards may contain less favorable terms, including, in the case of Stock Options and/or SARs, higher exercise prices, (v) specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) construe and interpret any Award Agreement delivered under the Plan, (vii) subject to the provisions of the Plan, prescribe, amend and rescind rules and procedures relating to the Plan, (viii) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, delegate to one or more officers of the Company some or all of its authority under the Plan, except where such delegation of authority is prohibited under the Code, and (x) make all other determinations and formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all Persons interested herein.

(d) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan, except such individual’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants and counsel and any other Person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. Duration of Plan. The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 16, the number of shares of Stock that may be issued under the Plan pursuant to Awards shall not exceed three million five hundred thousand (3,500,000) shares of Stock (the “Maximum Limit”). Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a) the Maximum Limit shall be decreased by the number of shares of Stock subject to outstanding Awards granted under the Plan, provided, however, that, for purposes of this Section 5(a), any shares underlying Substitute Awards shall not be counted against the Maximum Limit; and

(b) the Maximum Limit shall be increased by the number of shares of Stock subject to an Award (or portion thereof) granted under the Plan which lapses, expires or is otherwise canceled, forfeited or terminated without the issuance of such shares or is settled by the delivery of consideration other than shares (without limiting the generality of the foregoing, for purposes of this Section 5, only the net shares of Stock issued upon a Stock-for-Stock exercise of a Stock Option shall be counted against the Maximum Limit).

6. Eligibility and Certain Limitations on Awards.

(a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are directors, officers or other employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. An individual’s status as a member of the Committee will not affect his or her eligibility to participate in the Plan. Incentive Stock Options may only be granted to Section 424 Employees.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Individual may be granted Awards under the Plan up to his or her Annual Limit. A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal five hundred thousand (500,000) shares, subject to adjustment as provided in Section 16. In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including, without limitation, Treasury Regulation 1.162-27(e)(4)), an Eligible Individual may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Individual’s Annual Limit, which for this purpose shall equal two million dollars ($2,000,000) (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For purposes this Section 6(b), (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

(c) Limitations on Incentive Stock Options. Shares of Stock in an amount up to the Maximum Limit may be subject to grants of Incentive Stock Options.

7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. Among other things, the vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or SAR first becomes exercisable, provided, however, that, in the case of each of the preceding clauses (i), (ii) and (iii) of this Section 7, such actions may only be taken to the extent permitted by Code Section 409A. The date of a Participant’s cessation of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s cessation of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award. Notwithstanding anything to the contrary set forth herein or in any Award Agreement, (a) if any Participant ceases for any reason to be employed by the Company but continues to serve as an Outside Director of the Company, then such Participant shall retain his or her Awards upon the original terms and conditions thereof, provided, however, that if such Participant thereafter ceases to serve as an Outside Director of the Company, then the aforementioned provisions of this clause (a) of this Section 7 shall no longer apply and such Award shall thereafter be subject to the post-separation exercise provisions applicable to such Award, with the applicable post-separation exercise period commencing as of the date such Participant ceases to be an Outside Director, and (b) if any Participant who is not an employee thereafter becomes an employee, then such Participant shall retain his or her Award upon the original terms thereof.

8. Stock Options.

(a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price, the number of shares of Stock in respect of which the Stock Option shall have been exercised. The Committee may designate Stock Options as either Nonqualified Stock Options or Incentive Stock Options. Stock Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall automatically be re-designated as Nonqualified Stock Options on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation by the Committee, Stock Options granted under the Plan will be deemed to be Nonqualified Stock Options.

(b) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, provided, that the exercise price per share shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided, however, that the excess of (A) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award over (B) the aggregate exercise price thereof, does not exceed the excess of (Y) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over (Z) the aggregate exercise price of such shares.

(c) Stock Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement, provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

(d) Method of Exercise. Upon the exercise of any Stock Option, the exercise price shall be payable to the Company in full in cash or its equivalent; provided, however, that the Committee may, in its discretion, also permit the exercise of a Stock Option by the holder thereof tendering previously acquired shares of Stock having an aggregate Fair Market Value on the date prior to the date of exercise equal to the total exercise price, or by any other means which the Committee, in its discretion, determines is sufficient to provide legal consideration for the shares of Stock, and to be consistent with the purposes of the Plan.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed one hundred thousand dollars ($100,000). Stock Options granted to such individual in excess of such limitation, and any Stock Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the exercise price of a share of Stock subject an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of such share of Stock on the grant date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Stock Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent (10%) of the total Combined Voting Power of all classes of stock of the Company, such Incentive Stock Options (A) must have an exercise price per share of Stock that is at least one hundred ten percent (110%) of the Fair Market Value as of the grant date of a share of Stock and (B) must not be exercisable after the fifth anniversary of the grant date.

9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. The base price per share of Stock subject to a Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value per share of Stock on the date of grant. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Stock on the date of exercise over the Stock Appreciation Right base price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and, to the extent the related Stock Option shall be exercisable, shall have the same term and base or exercise price as the related Stock Option. In no event shall the term of a Stock Appreciation Right exceed a period of ten (10) years from the date of grant.

10. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(a) Grant and Restrictions. Except as provided herein, Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination, at such times, under such circumstances (including, without limitation, based on achievement of performance goals and/or future service requirements), in such installments or otherwise, and under such other circumstances as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Notwithstanding the foregoing, Restricted Stock as to which vesting is based on, among other things, the achievement of one or more performance conditions shall not become vested until the attainment of such performance conditions, except as otherwise specified in the Award Agreement or as permitted in accordance with the terms hereof in the event of a Change in Control.

(b) Forfeiture. Except as otherwise determined by the Committee, upon cessation of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited without consideration and reacquired by the Company; provided that the Committee may provide in any Award Agreement, or may otherwise determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including, without limitation, in the event of terminations resulting from specified causes, provided that such action does not cause an Award intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) to fail to qualify as “performance-based compensation.”

(c) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of such certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (i) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, (ii) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates or (iii) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and other cash or property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

11. Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(a) Award and Restrictions. Subject to Section 11(b), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may determine, which restrictions may lapse separately or in combination, at such times, under such circumstances (including, without limitation, based on achievement of performance conditions and/or future service requirements), in such installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including, without limitation, the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 11(c).

(b) Limitation on Vesting and Payouts. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Notwithstanding anything to the contrary contained herein, unless provided otherwise in the Award Agreement, RSUs shall be paid (i) on or after the first (1st) day of the fiscal year of the Company immediately following the fiscal year of the Company in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder, and (ii) on or before the seventy-fifth (75th) day of the fiscal year of the Company immediately following the fiscal year of the Company in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee.

(c) Dividend Equivalents. At the discretion of the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs may be either (i) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (ii) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect. Notwithstanding anything to the contrary contained herein, the right to dividend equivalents shall at all times until the date of payment be subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder.

12. Stock Awards. Stock Awards shall consist of one or more shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

13. Performance Awards.

(a) General. Performance Awards may be denominated as a cash amount, number of shares of Stock or specified number of other Awards, or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 13(b) and 13(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Individual who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 13(b).

(i) Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including, without limitation, the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Goals. The performance goal(s) may be based on one or more of the following: (A) earnings per share; (B) total or net revenue; (C) revenue growth; (D) operating income; (E) net operating income after tax; (F) pre-tax or after-tax income; (G) cash flow; (H) cash flow per share; (I) net income; (J) EBIT; (K) EBITDA; (L) adjusted EBITDA; (M) profit growth; (N) return on equity; (O) return on assets; (P) return on capital employed; (Q) economic value added (or an equivalent metric); (R) core earnings; (S) share price performance or other measures of equity valuation; (T) other earnings criteria or profit-related return ratios; (U) total shareholder return; (V) market share; (X) expense levels; (Y) working capital levels; and/or (Z) strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures, including successful mergers or acquisitions of other companies or assets and any cost savings or synergies associated therewith, successful dispositions of assets, Subsidiaries, divisions or departments of the Company or any of its Subsidiaries, successful financing efforts, and debt reduction. Performance goals may be (1) stated in absolute terms, (2) based on one or more business criteria that apply to the Participant, one or more Subsidiaries, business units or divisions of the Company or any of its Subsidiaries, or the Company as a whole, (3) relative to other companies or specified indices, (4) achieved during a period of time, or (5) as otherwise determined by the Committee. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring performance goals, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the performance goals are determined.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Committee. A performance goal shall be established not later than the earlier of (A) ninety (90) days after the beginning of any performance period applicable to such Performance Award provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance goal or (B) the time twenty-five percent (25%) of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 13(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of cessation of employment by a Participant or other event (including, without limitation, a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

14. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include, among other things, cash payments (including, without limitation, the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

15. Certain Provisions Applicable to Awards.

(a) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of a Stock Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided, however, that Awards intended to be Non-409A Awards remain so, and those that are 409A Awards are in compliance with the permissible payout options pursuant to Code Section 409A.

(b) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an Award term or event (including, without limitation, any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Notwithstanding any other provisions of the Plan, the terms of any 409A Award and any Non-409A Award, including, without limitation, any authority of the Committee and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, notwithstanding any other provisions of the Plan, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i) and distribution shall be made, or commence to be made, as the case may be, on the date that is six months and one day after the separation from service. Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other Person that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any Participant or other Person with respect to the tax consequences of any such failure.

(c) Compliance with Code Section 162(m). It is the intent of the Company that Stock Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 13(b) shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 13(b) and including, among other things, the definition of “Covered Employee” and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Participant or other individual designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other Person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

16. Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares or any other extraordinary or unusual corporate event affecting the Stock, the Committee shall make such adjustments as it determines may be equitably required (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan, including, among other things, with respect to the aggregate number of shares of Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof. The Committee’s determination as to the adjustments required shall be final and binding on the Company and all Participants.

17. Change in Control. Unless otherwise expressly provided in an Award Agreement (and subject to the following sentence), upon a Change in Control, (a) all Stock Options and Stock Appreciation Rights then outstanding, whether or not then exercisable, shall become fully exercisable as of the date of the Change in Control, (b) all restrictions and conditions of all Restricted Stock, Restricted Stock Units, and Stock Awards then outstanding shall lapse so that all such Restricted Stock, Restricted Stock Units and Stock Awards shall become immediately and fully vested as of the date of the Change in Control, and (c) to the extent permissible and not in violation of the terms of the performance-based exception of Code Section 162(m), all Performance Awards shall be deemed to have been fully earned as of the date of the Change in Control. Notwithstanding the foregoing, the provisions of the previous sentence shall not apply to Awards held by an Effective Date Control Person in connection with a Change in Control under clause (a) of the definition of Change in Control set forth herein resulting from the direct or indirect sale of Company securities by such Effective Date Control Person unless all of the Company’s other stockholders have the opportunity to sell their shares of the Company’s securities in such sale transaction; provided, in such instance, the Committee shall have the discretion to cause the Awards held by the Effective Date Control Person to be treated as set forth in the first sentence of this Section 17 in connection with such Change in Control. In addition to and without limiting the generality of the foregoing, the Committee may in its sole and absolute discretion provide on a case by case basis (i) that all Awards shall terminate in connection with a Change in Control, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award (as determined at the time of the Change in Control after giving effect to the vesting of any Award in connection with the Change in Control in accordance with this Section 17), in whole or in part, (ii) that all Awards shall terminate in connection with a Change in Control, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award (as determined at the time of the Change in Control after giving effect to the vesting of any Award in connection with the Change in Control in accordance with this Section 17) net of the exercise price thereof (if applicable), (iii) that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable) and (iv) any combination of (i), (ii) and (iii). If an Award remains outstanding following a Change in Control involving a merger of, or consolidation involving, the Company in which the Company (A) is not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, then each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

18. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part. Notwithstanding the foregoing, if approval of the stockholders of the Company is required to comply with any applicable law or stock exchange rule, then any such termination, modification, suspension or amendment shall not be effective without stockholder approval. No termination, modification, suspension or amendment of the Plan shall adversely affect the rights of a Participant under any Awards previously granted to him or her, without the consent of such Participant. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

19. Change in Status as a Subsidiary. Unless otherwise provided in an Award Agreement, in the event that an entity which was previously a Subsidiary of the Company ceases to be a Subsidiary, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (a) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by the Company or any entity that is a Subsidiary immediately after such event.

20. Miscellaneous.

(a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including, without limitation, Stock that is part of the Award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant.

(b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or a Subsidiary to terminate or otherwise cease the employment of any of its employees at any time, with or without cause.

(c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu thereof with respect to awards hereunder.

(d) Other Employee Benefit Plans. Awards granted to a Participant, and payments received by a Participant in respect of Awards, under the Plan shall not be included in, have any effect on, or be deemed compensation for purposes of computing benefits under, any other employee benefit plan or similar arrangement provided by the Company.

(e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any other applicable federal or state securities law, and the rules, regulations and requirements of the NYSE MKT or any other securities exchange upon which the Stock is then listed, and, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws. Each Person acquiring shares of Stock in respect of Awards under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

(f) Compliance with Rule 16b-3.

(i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(g) Non-transferability. No Award or other right or interest of a Participant under the Plan or any Award Agreement shall be pledged, hypothecated or otherwise encumbered, or subject to any lien, obligation or liability of such Participant to any Person (other than the Company or a Subsidiary), or assigned or transferred by such Participant (other than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant), and such Awards or other rights or interests that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights and interests (other than Incentive Stock Options and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, further, that no such transfer may occur for consideration. A beneficiary, transferee, or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(h) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.

(k) Effective Date. The Plan shall be effective as of November 13, 2015 (the “Effective Date”).